UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

MIDDLEBROOK PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-50414	52-2208264
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100, Westlake, Texas	76262
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 837-1200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On April 30, 2010, MiddleBrook Pharmaceuticals, Inc. (“MiddleBrook” or the “Company”) issued a press release announcing that it had filed a voluntary petition for bankruptcy protection (the “Petition”) under Chapter 11 of the United States Bankruptcy Code. The filing was made in the United States Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”), case number 10-11485. MiddleBrook will continue to manage and operate its business and assets during the pendency of the bankruptcy case, subject to the supervision and orders of the Bankruptcy Court and in accordance with applicable provisions of the United States Bankruptcy Code.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In accordance with NASDAQ Listing Rule 5250(b), on April 30, 2010, the Company notified The NASDAQ Stock Market (“NASDAQ”) that it had filed the Petition. On May 3, 2010, MiddleBrook received notice from NASDAQ notifying it that, due to the filing of the Petition, trading of the Company’s common stock will be suspended at the opening of business on May 12, 2010 and that the Company’s common stock will be de-listed from the NASDAQ Global Market that same day, pursuant to NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1. At this time, the Company does not intend to appeal NASDAQ’s decision.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Press release dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.

Date: May 4, 2010	By: /s/ David Becker
David Becker
Executive Vice President, Chief Financial Officer and Acting President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated April 30, 2010.